UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2010

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 Kemet Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Indenture Relating to 10.5% Senior Notes due 2018 issued by KEMET Corporation

On May 5, 2010, KEMET Corporation (the “Company”) completed a private placement of $230,000,000 in aggregate principal amount of the Company’s 10.5% Senior Notes due 2018 (the “Notes”) to several initial purchasers (the “Initial Purchasers”) represented by Banc of America Securities LLC pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”).  The Initial Purchasers subsequently sold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act.

The private placement of the Notes resulted in proceeds to the Company of approximately $222.2 million.  The Company used a portion of the proceeds of the private placement to repay all of its outstanding indebtedness under the Company’s credit facility with K Financing, LLC, the Company’s €60 million credit facility and €35 million credit facility with UniCredit Corporate Banking S.p.A. and the Company’s term loan with Vishay Intertechnology, Inc. and expects to use a portion of the remaining proceeds to fund a previously announced tender offer to purchase up to $40,500,000 in aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2026 and to pay fees and expenses in connection with the private placement, the tender offer and the foregoing repayments.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of May 5, 2010, by and among the Company, the Company’s domestic restricted subsidiaries (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Trustee”).  A copy of the Indenture (including the form of Note) is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Notes will mature on May 1, 2018, and bear interest at a rate of 10.5% per annum, payable semi-annually in cash in arrears on May 1 and November 1 of each year, beginning on November 1, 2010.  The Notes are senior obligations of the Company and will be guaranteed by each of the Guarantors and secured by a first priority lien on 51% of the capital stock of certain of the Company’s foreign restricted subsidiaries.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness or issue certain preferred stock; (ii) pay dividends on, or make distributions in respect of, their capital stock or repurchase their capital stock; (iii) make certain investments or other restricted payments; (iv) sell certain assets; (v) create liens or use assets as security in other transactions; (vi) enter into sale and leaseback transactions; (vii) merge, consolidate or transfer or dispose of substantially all of their assets; (viii) engage in certain transactions with affiliates; and (ix) designate their subsidiaries as unrestricted subsidiaries.  These covenants are subject to a number of important limitations and exceptions that are described in the Indenture.

The Notes will be redeemable, in whole or in part, on any time on or after May 1, 2014, at the redemption prices specified in the Indenture.  At any time prior to May 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 110.500% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date.  In addition, at any time prior to May 1, 2014, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes so redeemed, plus a “make whole” premium and together with accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control triggering event specified in the Indenture, the Company must offer to purchase the Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. The Indenture also provides for events of default with respect to the collateral, which include default in the performance of (or repudiation, disaffirmation or judgment of un-enforceability or assertion of un-enforceability) by the Company or a Guarantor with respect to the provision of security documents under the Indenture.  These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.  Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

Registration Rights Agreement

On May 5, 2010, in connection with the private placement of the Notes, the Company, the Guarantors and the initial purchasers of the Notes entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.  The terms of the Registration Rights Agreement require the Company and the Guarantors to (i) use their commercially reasonable efforts to file with the Securities and Exchange Commission within 210 days after the date of the initial issuance of the Notes, a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act, with terms substantially identical to those of the Notes (except for provisions relating to the transfer restrictions and payment of additional interest); (ii) use their commercially reasonable efforts to consummate such exchange offer within 270 days after the date of the initial issuance of the Notes; and (iii) in certain circumstances, file a shelf registration statement for the resale of the Notes.  If the Company and the Guarantors fail to satisfy their registration obligations under the Registration Rights Agreement, then the Company will be required to pay additional interest to the holders of the Notes, up to a maximum additional interest rate of 1.00% per annum.

The foregoing description of the Indenture and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and Registration Rights Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K contains certain statements, including those relating to the closing of the offering of the Notes, as well as statements containing words like “expects,” and other similar expressions, which are forward-looking statements that involve a number of risks and uncertainties. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the transaction described above may not be completed. These risks and uncertainties include, but are not limited to those detailed from time to time in our periodic filings with the Securities and Exchange Commission.

Investors are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01 Financial Statements and Exhibits

(a.)                               Not Applicable

(b.)                              Not Applicable

(c.)                               Not Applicable

(d.)                              Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated May 5, 2010, by and among the Company, certain subsidiary guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement, dated May 5, 2010, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 5, 2010	KEMET Corporation

/s/ William M. Lowe, Jr.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated May 5, 2010, by and among the Company, certain subsidiary guarantors named therein and Wilmington Trust Company, as trustee.

4.2	Registration Rights Agreement, dated May 5, 2010, by and among the Company, certain subsidiary guarantors named therein and the initial purchasers named therein.